Exhibit (a)(1)(B)
                                                               -----------------

                              LETTER OF TRANSMITTAL

                            Relating to the Offer by

                        Telefonos de Mexico, S.A. de C.V.

                                to purchase up to

               U.S.$500,000,000 Aggregate Principal Amount of its

                  4.25% Convertible Senior Debentures Due 2004

                                  At a price of

         U.S.$1,117.50 per U.S.$1,000 Principal Amount plus accrued and unpaid interest to
                      (but excluding) the date of purchase

Pursuant to the offer to purchase dated October 9, 2003 (the "Offer to
Purchase")
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THE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON NOVEMBER 6,
2003, UNLESS THE OFFER IS EXTENDED (SUCH TIME AND DATE WITH RESPECT TO THE OFFER, AS IT MAY BE EXTENDED, THE "EXPIRATION DATE"). TENDERED DEBENTURES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.
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                        The Depositary for the Offer is:
                     Global Bondholder Services Corporation
                             65 Broadway - Suite 704
                            New York, New York 10006
                          Attention: Corporate Actions
                    Telephone: (212) 430-3774 (call collect)
                           (866) 470-3400 (toll-free)

                                  By facsimile:
                        (For Eligible Institutions only):
                                 (212) 430-3775
                                  Confirmation:
                                 (212) 430-3774

        By Mail:              By Overnight Courier:          By Hand:
 65 Broadway - Suite 704    65 Broadway - Suite 704    65 Broadway - Suite 704
 New York, New York 10006   New York, New York 10006   New York, New York 10006
 Attention: Corporate       Attention: Corporate       Attention: Corporate
            Actions                    Actions                    Actions

         The terms and conditions contained in the Offer to Purchase, together with the terms and conditions of this Letter of Transmittal, are collectively referred to herein as the "Terms and Conditions." Terms defined in the Offer to Purchase and used but not otherwise defined herein have the meanings provided to them in the Offer to Purchase.

         DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. YOU MUST SIGN THIS LETTER OF TRANSMITTAL WHERE INDICATED BELOW.

         By the execution hereof, the undersigned acknowledges receipt of the Offer, dated October 9, 2003, of Telefonos de Mexico, S.A. de C.V. ("Telmex"), a Mexican corporation, to purchase for cash upon the terms and subject to the conditions set forth in the Offer to Purchase and Letter of Transmittal up to U.S.$500,000,000 aggregate principal amount of its 4.25% Convertible Senior Debentures due 2004 (the "Debentures") at a price of U.S.$1,117.50 per U.S.$1,000 principal amount of the Debentures plus accrued and unpaid interest to (but excluding) the date of purchase.

         Tenders may only be made by direct participants in Depositary Trust Corporation ("DTC"). If you are not a direct participant, you must direct the custodial entity that holds your Debentures to act on your behalf. To tender by book-entry transfer to the depositary's account at DTC, you or your custodial entity must execute the tender through the DTC Automated Tender Offer Program ("ATOP"), for which the transaction will be eligible. DTC participants that are accepting the Offer must transmit their acceptances to DTC, which will verify the acceptances and execute a book-entry delivery to the Depositary's DTC account. DTC will then send an agent's message to the Depositary for its acceptance.

         HOLDERS WHO WISH TO BE ELIGIBLE TO RECEIVE THE APPLICABLE PURCHASE PRICE PER $1,000 PRINCIPAL AMOUNT OF DEBENTURES PURSUANT TO THE OFFER MUST VALIDLY TENDER (AND NOT WITHDRAW) THEIR DEBENTURES ON OR PRIOR TO THE APPLICABLE EXPIRATION DATE. DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.


         Any questions or requests for assistance or additional copies of this Offer to Purchase or the Letter of Transmittal may be directed to the information agent at the telephone numbers and location listed below. You may also contact your broker, dealer, commercial bank or trust company or nominee for assistance concerning the Offer.

                     The Information Agent for the Offer is:

                     Global Bondholder Services Corporation
                             65 Broadway - Suite 704
                            New York, New York 10006
                          Attention: Corporate Actions
                    Telephone: (212) 430-3774 (call collect)
                              (866) 470-3400 (toll-free)

                      The Dealer Manager for the Offer is:

                         Citigroup Global Markets, Inc.
                              390 Greenwich Street
                            New York, New York 10013
                             Attention: Liability Management Group
                    Telephone: (212) 723-6107 (call collect)
                               (800) 558-3745 (toll-free)

                     NOTE: SIGNATURES MUST BE PROVIDED BELOW


Ladies and Gentlemen:

         The undersigned hereby acknowledges receiving and reviewing the Offer to Purchase, dated October 9, 2003 and this Letter of Transmittal, relating to the Offer by Telefonos de Mexico, S.A. de C.V. ("Telmex") to purchase for cash up to U.S.$500,000,000 aggregate principal amount of its 4.25% Convertible Senior Debentures due 2004 (the "Debentures"), at a price of U.S.$1,117.50 per $1,000 principal amount of the Debentures plus accrued and unpaid interest to (but excluding) the date of purchase (the "Offer").

         The undersigned (1) certifies that it is the beneficial owner, or has been authorized to take the actions provided for herein by the beneficial owners, of the aggregate principal amount of Debentures specified in this Letter of Transmittal and (2) hereby tenders to Telmex the principal amount of Debentures indicated below, in accordance with the Terms and Conditions described in the Offer to Purchase and this Letter of Transmittal. The undersigned understands that, because of the proration provisions described in the Offer to Purchase, some of the Debentures tendered may not be purchased if more than U.S.$500,000,000 aggregate principal amount of the Debentures is properly tendered in the Offer. The undersigned understands that validly tendered Debentures (or defectively tendered Debentures with respect to which defect Telmex has, or has caused to be, waived) will be deemed to have been accepted by Telmex if, as and when Telmex gives oral (promptly confirmed in writing) or written notice thereof to the Depositary. The undersigned understands that, subject to the Terms and Conditions in the Offer to Purchase, Debentures properly tendered and accepted in accordance with such Terms and Conditions will be purchased for cash. The undersigned understands that, under certain circumstances, Telmex may not be required to accept any of the Debentures tendered (including any Debentures tendered after the Expiration
Date). If any Debentures are not accepted for exchange for any reason, no cash will be paid and the Debentures will be returned without expense to the undersigned.

         Subject to, and effective upon, the acceptance for purchase of, and payment for, the principal amount of Debentures tendered herewith in accordance with the terms and subject to the conditions of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, Telmex, all right, title and interest in and to all of the Debentures tendered hereby and waives any and all other rights with respect to the Debentures (including, without limitation, any existing or past defaults and their consequences in respect of the Debentures and the indenture under which the Debentures were issued) and releases and discharges Telmex from any and all claims the undersigned may have now, or may have in the future, arising out of, or related to, the Debentures, including, without limitation, any claims that the undersigned is entitled to receive additional principal or interest payments with respect to such Debentures or to participate in any repurchase, redemption or defeasance of the Debentures. The undersigned hereby irrevocably constitutes and appoints the Depositary the true and lawful agent and attorney-in-fact of such holder (with full knowledge that the Depositary also acts as the agent of Telmex) with respect to any tendered Debentures, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (i) transfer ownership of such Debentures on the account books maintained by DTC together with all accompanying evidences of transfer and authenticity, to or upon the order of Telmex and (ii) receive all benefits or otherwise exercise all rights of beneficial ownership of such Debentures (except that the Depositary will have the rights to, or control over, funds from Telmex, as an agent of Telmex, for the purchase price for any Debentures tendered pursuant to the Offer that are purchased by Telmex), all in accordance with the terms of the Offer.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Debentures and any distributions tendered hereby and, when the same are accepted for payment by Telmex, Telmex will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and the same will not be subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or by Telmex to be necessary or desirable to complete the sale, assignment and transfer of the Debentures and any distributions tendered hereby. All questions as to the form of all documents and the validity (including time of receipt) and acceptance of this Letter of Transmittal will be determined by Telmex, in its sole discretion, which determination shall be final and binding.

         The undersigned understands that the delivery and surrender of any Debentures is not effective, and the risk of loss of the Debentures does not pass to the Depositary, until receipt by the Depositary of this Letter of Transmittal, properly completed and duly executed, or an electronic confirmation pursuant to DTC's ATOP system (together with a book-entry confirmation), together with all accompanying evidences of authority and any other required documents in form satisfactory to Telmex.

         The undersigned understands that tenders of Debentures may be withdrawn or revoked by written notice of withdrawal or revocation received by the Depositary at any time prior to the applicable Expiration Date, but the applicable purchase price shall not be payable in respect of Debentures so withdrawn.

         The representations and warranties and agreements of a holder tendering Debentures shall be deemed to be repeated and reconfirmed on and as of the Expiration Date and the Payment Date for the Offer. For purposes of the Offer to Purchase and this Letter of Transmittal, the "Beneficial Owner" of any Debentures shall mean any holder that exercises sole investment discretion with respect to such Debentures.

         No authority conferred or agreed to be conferred by this Letter of Transmittal shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

1. The direct participant in DTC signing is:

Company Name:
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Direct Participant Account Number:
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Contact Person:
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Address:
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Telephone (with international dialing code):

E-mail address (please print):

2. Provide the following information for the Debentures that you are tendering.

Principal Amount of Debentures Being Tendered
                                              ----------------------------------
Beneficial Owner Name or Account Number
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3. The undersigned hereby makes all acknowledgments, representations, warranties, agreements and authorizations described in the Letter of Transmittal and authorization to which the signature below relates.


Signature of Authorized Signator:
                                   ---------------------------------------------

Name of Authorized Signator:
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Title:                                    Date:
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